UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________
Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF
1934

Date of report (date of earliest event reported):
March 16, 2012

Daegis Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-11807	94-2710559
(State or other jurisdiction	(Commission File No.)	(I.R.S. Employer
of incorporation)		Identification No.)

1420 Rocky Ridge Drive
Roseville, California 95661
(Address of principal executive offices)

Registrant’s telephone number, including area code:
(916) 865-3300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On March 14, 2012, Daegis Inc. (the “Company” or “Daegis”) entered into an Amendment No. 1 to its Loan and Security Agreement dated as of June 30, 2011 by and among the Company, the Guarantors thereto, and Wells Fargo Capital Finance, LLC. Amendment No. 1 increased the minimum LIBOR used in the interest rate for Term Note A and the revolving line by 0.25%, modified certain financial covenants and set a minimum excess cash payment floor of $1.7 million for the fiscal year ending April 30, 2012.

The foregoing is intended only to be a summary of Amendment No. 1 and is qualified in its entirety by reference to Amendment No. 1 which is filed as Exhibit 10.1 hereto.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

(a) The disclosure in Item 1.01 hereof is incorporated by reference into this Item 2.03 in its entirety.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit
Number	Description
10.1	Amendment No. 1 to Loan and Security Agreement, dated as of March 14, 2012.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 16, 2012

By:	/s/ Steven Bonham

Steven Bonham
Vice President and CFO
(Principal Financial and Accounting Officer)

Exhibit
Number	Description
10.1	Amendment No. 1 to Loan and Security Agreement, dated as of March 14, 2012.